Exhibit 10.13(a)

AMENDMENT NO. 3

This Amendment No. 3 (this “Amendment”) to the Collaboration and License Agreements effective October 29, 1998 between the parties hereto, as amended previously (the “Agreements”), is effective as of April 17, 2003 (the “Effective Date”) and by agreement of the parties as of the Effective Date amends the Agreements as follows:

1. All capitalized terms herein shall have the same meaning as in the Agreements.

2. The first sentence of Section 5.2.4 is amended to read, in its entirety, as follows:

“In the final year of the Collaboration (i.e., year five if the Collaboration is not extended), Pharmacopeia shall have the right, starting on the thirtieth (30th) day after the end of the second quarter of the final year, to remove FTEs from the Collaboration during the remainder of the term of the Collaboration.

3. The remaining terms of the Agreements, except to the limited extent modified by the terms of this Amendment, by the agreement letter dated March 29, 1999, by Amendment No. 1 effective April 15, 1999 and Amendment No. 2 effective October 1, 1999, shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their authorized representatives and delivered in triplicate originals on the Effective Date.

SCHERING CORPORATION		PHARMACOPEIA, INC.

By:	/s/ David Poorvin, Ph.D.	By:	/s/ Stephen A. Spearman, Ph.D.
	DAVID POORVIN, PH.D.		STEPHEN A. SPEARMAN, PH.D.
	Vice President		Executive Vice President and
Chief Operating Officer

SCHERING-PLOUGH, LTD.

By:	/s/ David Poorvin, Ph.D.
DAVID POORVIN, PH.D.
Vice President